SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  13-4026700
(State of Incorporation or Organization)               (I.R.S. Employer
                                                     Identification no.)
      1585 Broadway, Second Floor
              New York, NY
         Attention: John Kehoe                               10036
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-101155 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
       -------------------                     ------------------------------
  SATURNS Bellsouth Corporation                  New York Stock Exchange
  Debenture Backed Series 2004-5
      Class A Callable Units



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-22 through S-25, respectively, of the Registrant's related Prospectus Supplement, dated March 9, 2004 which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

     4.1 The Standard Terms for Trust Agreements, dated March 5, 2003, filed as part of Securities Act Registration Statement No. 333-101155 and the Trust Agreement relating to the Class A Units expected to be filed under cover of Form 8-K within 15 days of the closing date as described in the above referenced Prospectus Supplement.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 11, 2004

                                                   MS STRUCTURED ASSET CORP.
                                                  (Registrant)


                                                  By: /s/ John Kehoe
                                                     ----------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President